As filed with the Securities and Exchange Commission on November 21, 2012

Registration No. 333-128127

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1

to

FORM SB-2

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BIRMINGHAM BLOOMFIELD

BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Michigan	20-1132959
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

33583 Woodward Avenue

Birmingham, Michigan 48009

(248) 593-6455

(Address, including Zip Code, and telephone number, including area code, of registrant’s principal executive offices)

Robert E. Farr

President and Chief Executive Officer

Birmingham Bloomfield Bancshares, Inc.

33583 Woodward Avenue

Birmingham, Michigan 48009

(248) 593-6455

(Name, address, including Zip Code and telephone number, including area code, of agent for service)

COPIES OF COMMUNICATIONS TO:

David J. Mack, Esq.

Shumaker, Loop & Kendrick, LLP

1000 Jackson

Toledo, Ohio 43604

Phone: (419) 241-9000

Fax: (419) 241-6894

Approximate date of commencement of proposed sale to the public: This Post-Effective Amendment No. 1 deregisters the securities that remain unsold hereunder as of the date hereof.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

TERMINATION OF REGISTRATION

This Post-Effective Amendment No. 1 relates to the Registration Statement on Form SB-2 (Registration No. 333-128127) (the “Registration Statement’) of Birmingham Bloomfield Bancshares, Inc. (the “Company”).

The Company hereby removes from registration all securities registered under the Registration Statement which remain unsold and terminates the effectiveness of the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this post-effective amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Michigan, on November 21, 2012.

By:	/s/ Robert E. Farr
Robert E. Farr
President and Chief Executive Officer